EXHIBIT 99.2

Condensed consolidated income statement

		6 months to 30 September 2018 (unaudited)	6 months to 30 September 2017 (unaudited, restated)	12 months to 31 March 2018 (audited, restated)

		Total £m	Total £m	Total £m
Continuing operations	Notes

Revenue	3	1,892.0	1,770.0	3,538.4
Operating costs		(1,682.2)	(1,567.7)	(3,139.2)
Amortisation of acquired intangibles		(25.5)	(24.8)	(49.6)
Operating profit	3	184.3	177.5	349.6
Financial income		7.1	9.7	11.2
Financial expenses		(37.4)	(26.0)	(50.6)

Net financing costs	6	(30.3)	(16.3)	(39.4)
Share of profit from investment accounted for under the equity method		0.4	0.5	0.7

Profit before taxation	3	154.4	161.7	310.9

Taxation	7	(35.3)	(44.1)	(63.7)

Profit after taxation from continuing operations		119.1	117.6	247.2

(Loss)/profit from discontinued operations	5	(29.1)	4.5	6.6

Profit after taxation		90.0	122.1	253.8

Earnings per share		6 months to 30 September 2018 (unaudited)		6 months to 30 September 2017 (unaudited, restated)		12 months to 31 March 2018 (audited, restated)
	Notes	Total		Total		Total

Basic	8	21.8	p	29.5	p	61.6	p
Diluted	8	21.8	p	29.4	p	61.3	p
Basic from continuing operations	8	28.9	p	28.4	p	60.0	p
Diluted from continuing operations	8	28.8	p	28.3	p	59.7	p

Prior year comparatives have been restated in relation to the exit from non-core businesses, as described in note 5.

Condensed consolidated statement of comprehensive income

		6 months to	6 months to	12 months to
		30 September	30 September	31 March
		2018	2017	2018
		(unaudited)	(unaudited)	(audited)
		£m	£m	£m

	Notes
Profit after taxation for the period		90.0	122.1	253.8

Other comprehensive income
Items that will not subsequently be reclassified to the income statement

Actuarial re-measurement of defined benefit pension plans	12	29.2	13.6	54.4
Deferred tax on actuarial re-measurement of defined benefit pension plans		(5.5)	(2.0)	(10.4)
		23.7	11.6	44.0

Items that may subsequently be reclassified to the income statement

Foreign exchange translation differences		42.5	(4.5)	(19.9)
Effective portion of movement in fair value of cross currency interest rate swaps		10.7	(13.1)	(26.7)
Deferred tax on movement in fair value of cross currency interest rate swaps		0.8	(0.9)	(0.7)
Amounts recycled to income statement		(15.4)	18.8	31.5
Amounts recycled to balance sheet		-	(0.4)	(0.4)
Changes in fair value of derivative instruments designated as net investment hedges		(3.8)	(9.7)	(11.8)
		34.8	(9.8)	(28.0)

Other comprehensive income for the period, net of tax		58.5	1.8	16.0

Total comprehensive income for the period		148.5	123.9	269.8

All items included in other comprehensive income relate to continuing operations.

Condensed consolidated balance sheet

		30 September	30 September	31 March
		2018	2017	2018
		(unaudited)	(unaudited, restated)	(audited, restated)
	Notes	£m	£m	£m
Non-current assets
Goodwill	10	1,618.9	1,602.5	1,575.7
Other intangible assets	10	316.3	347.8	324.2
Property, plant and equipment	10	1,382.4	1,327.2	1,357.1
Investments accounted for under the equity method		4.6	4.2	4.4
Derivative financial instruments		17.9	26.8	7.2
Deferred tax assets		106.5	114.1	108.9
Total non-current assets		3,446.6	3,422.6	3,377.5

Current assets
Assets held for sale in a disposal group	11	61.2	-	6.3
Inventories		518.6	481.6	524.9
Trade and other receivables		676.3	635.4	663.6
Current tax receivable		6.5	2.2	12.4
Derivative financial instruments		11.6	3.7	12.2
Cash and cash equivalents		324.2	319.6	186.5
Total current assets		1,598.4	1,442.5	1,405.9
Total assets		5,045.0	4,865.1	4,783.4

Current liabilities
Liabilities held for sale in a disposal group	11	(34.2)	-	-
Bank loans and overdrafts		(141.1)	(95.6)	(167.7)
Trade and other payables		(946.2)	(916.8)	(948.8)
Current tax liabilities		(89.3)	(56.0)	(63.3)
Deferred and contingent consideration	13	(37.6)	(39.3)	(30.4)
Provisions and other liabilities	14	(14.6)	(34.1)	(18.1)
Derivative financial instruments		(0.1)	(0.1)	(2.1)
Total current liabilities		(1,263.1)	(1,141.9)	(1,230.4)

Non-current liabilities
Bank loans and other borrowings		(1,389.3)	(1,324.4)	(1,174.4)
Employee benefits	12	(166.6)	(240.7)	(196.9)
Deferred tax liabilities		(215.1)	(235.3)	(219.1)
Deferred and contingent consideration	13	(0.8)	(11.7)	(6.9)
Provisions and other liabilities	14	(25.7)	(45.9)	(35.2)
Derivative financial instruments		(0.3)	(0.2)	(0.4)
Total non-current liabilities		(1,797.8)	(1,858.2)	(1,632.9)
Total liabilities		(3,060.9)	(3,000.1)	(2,863.3)
Net assets		1,984.1	1,865.0	1,920.1

Equity
Share capital	16	20.3	20.7	20.4
Share premium account		693.3	682.7	689.9
Merger reserve		727.4	727.4	727.4
Capital redemption reserve		1.5	1.0	1.4
Translation reserve		178.7	157.5	140.0
Cash flow hedging reserve		(1.3)	3.3	2.6
Retained earnings		354.0	269.8	335.4
Total equity attributable to equity shareholders		1,973.9	1,862.4	1,917.1
Non-controlling interest		10.2	2.6	3.0
Total equity		1,984.1	1,865.0	1,920.1

Condensed consolidated cash flow statement
		6 months to	6 months to	12 months to
		30 September	30 September	31 March
		2018	2017	2018
	Notes	(unaudited) £m	(unaudited) £m	(audited) £m
Cash generated from operations		262.8	285.9	484.2

Taxes paid		(22.6)	(23.1)	(59.5)
Interest paid		(25.6)	(17.4)	(38.0)
Net cash flows from operating activities		214.6	245.4	386.7

Cash flows from investing activities
Interest received		0.5	0.6	1.3
Proceeds on disposal of property, plant and equipment and assets held for sale		3.6	2.4	3.8
Purchase of property, plant and equipment		(103.5)	(109.1)	(241.4)
Purchase of intangible assets		(2.4)	(1.6)	(4.6)
Acquisition of businesses, net of cash acquired		(72.6)	(65.7)	(65.2)
Proceeds on disposal of businesses		70.8	0.5	0.5
Net cash flows from investing activities		(103.6)	(172.9)	(305.6)

Cash flows from financing activities
Dividends paid to equity shareholders	9	(81.8)	(73.9)	(105.8)
Purchase of own shares – Share-based incentive arrangement	16	(1.8)	(2.6)	(2.6)
Purchase of own shares – Share buyback programme	16	(17.0)	(12.4)	(83.4)
Proceeds from the issue of share capital		3.4	2.1	9.4
Repayment of borrowings		(134.3)	-	(7.7)
Proceeds of borrowings		287.4	64.8	54.3
Net cash flows from financing activities		55.9	(22.0)	(135.8)

Net increase/(decrease) in cash and cash equivalents		166.9	50.5	(54.7)

Cash and cash equivalents at beginning of period		124.9	183.0	183.0
Effect of foreign exchange rate changes		2.7	2.8	(3.4)
Cash and cash equivalents at end of period		294.5	236.3	124.9

Cash and cash equivalents comprise:
Cash at bank		324.2	319.6	186.5
Bank overdrafts		(29.7)	(83.3)	(61.6)
		294.5	236.3	124.9

Condensed consolidated statement of changes in equity
				Capital		Cash flow		Non-
	Share	Share	Merger	redemption	Translation	hedging	Retained	controlling	Total
	capital	premium	reserve	reserve	reserve	reserve	earnings	interest	equity
	£m	£m	£m	£m	£m	£m	£m	£m	£m
6 months to 30 September 2018 (unaudited)
At 1 April 2018	20.4	689.9	727.4	1.4	140.0	2.6	335.4	3.0	1,920.1
Profit for the period	-	-	-	-	-	-	89.8	0.2	90.0
Actuarial re-measurement, net of tax	-	-	-	-	-	-	23.7	-	23.7
Exchange differences	-	-	-	-	42.5	-	-	-	42.5
Hedging movements, net of tax	-	-	-	-	(3.8)	(3.9)	-	-	(7.7)
Total comprehensive income	-	-	-	-	38.7	(3.9)	113.5	0.2	148.5
Issue of shares	-	3.4	-	-	-	-	-	-	3.4
Share-based payments	-	-	-	-	-	-	5.1	-	5.1
Current tax on share-based payments	-	-	-	-	-	-	0.2	-	0.2
Deferred tax on share-based payments	-	-	-	-	-	-	0.4	-	0.4
Purchase of own shares – share-based incentive arrangements	-	-	-	-	-	-	(1.8)	-	(1.8)
Purchase of own shares – share buyback	(0.1)	-	-	0.1	-	-	(17.0)	-	(17.0)
Dividends paid	-	-	-	-	-	-	(81.8)	-	(81.8)
Non-controlling interest on disposal	-	-	-	-	-	-	-	7.0	7.0
At 30 September 2018	20.3	693.3	727.4	1.5	178.7	(1.3)	354.0	10.2	1,984.1

6 months to 30 September 2017 (unaudited)
At 1 April 2017	20.8	680.6	727.4	0.9	171.7	(1.1)	222.1	0.3	1,822.7
Profit for the period	-	-	-	-	-	-	122.1	-	122.1
Actuarial re-measurement, net of tax	-	-	-	-	-	-	11.6	-	11.6
Exchange differences	-	-	-	-	(4.5)	-	-	-	(4.5)
Hedging movements, net of tax	-	-	-	-	(9.7)	4.4	-	-	(5.3)
Total comprehensive income	-	-	-	-	(14.2)	4.4	133.7	-	123.9
Issue of shares	-	2.1	-	-	-	-	-	-	2.1
Share-based payments	-	-	-	-	-	-	3.4	-	3.4
Current tax on share-based payments	-	-	-	-	-	-	0.4	-	0.4
Deferred tax on share-based payments	-	-	-	-	-	-	(0.9)	-	(0.9)
Purchase of own shares – share-based incentive arrangements	-	-	-	-	-	-	(2.6)	-	(2.6)
Purchase of own shares – share buyback	(0.1	-	-	0.1	-	-	(12.4)	-	(12.4)
Dividends paid	-	-	-	-	-	-	(73.9)	-	(73.9)
Non-controlling interest on acquisition	-	-	-	-	-	-	-	2.3	2.3
At 30 September 2017	20.7	682.7	727.4	1.0	157.5	3.3	269.8	2.6	1,865.0

12 months to 31 March 2018 (audited)
At 1 April 2017	20.8	680.6	727.4	0.9	171.7	(1.1)	222.1	0.3	1,822.7
Profit for the year	-	-	-	-	-	-	253.4	0.4	253.8
Actuarial re-measurement, net of tax	-	-	-	-	-	-	44.0	-	44.0
Exchange differences	-	-	-	-	(19.9)	-	-	-	(19.9)
Hedging movements, net of tax	-	-	-	-	(11.8)	3.7	-	-	(8.1)
Total comprehensive income for the year	-	-	-	-	(31.7)	3.7	297.4	0.4	269.8
Issue of shares	0.1	9.3	-	-	-	-	-	-	9.4
Share-based payments	-	-	-	-	-	-	6.8	-	6.8
Deferred tax on share-based payments	-	-	-	-	-	-	(0.9)	-	(0.9)
Current tax on share-based payments	-	-	-	-	-	-	1.8	-	1.8
Purchase of own shares – share-based incentive arrangements	-	-	-	-	-	-	(2.6)	-	(2.6)
Purchase of own shares – share buyback	(0.5	-	-	0.5	-	-	(83.4)	-	(83.4)
Dividends paid	-	-	-	-	-	-	(105.8)	-	(105.8)
Non-controlling interest on acquisition	-	-	-	-	-	-	-	2.3	2.3
At 31 March 2018	20.4	689.9	727.4	1.4	140.0	2.6	335.4	3.0	1,920.1

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

1. General information

The comparative figures for the financial year ended 31 March 2018 are not the Group’s statutory accounts for that financial year. Those accounts have been reported on by the Group’s auditor, PricewaterhouseCoopers LLP, and delivered to the Registrar of Companies. The report of the auditor was (i) unqualified, (ii) did not include a reference to any matters to which the auditor drew attention by way of emphasis without qualifying their report, and (iii) did not contain a statement under section 498(2) or (3) of the Companies Act 2006. The Group’s statutory accounts for the year ended 31 March 2018 are available from the Company’s registered office, at Sapphire House, Crown Way, Rushden, Northants NN10 6FB or from the Group’s website at www.rpc-group.com.

2. Accounting policies

The condensed consolidated half year financial statements have been prepared in accordance with International Accounting Standard (IAS) 34 ‘Interim Financial Reporting’, as adopted by the EU and in accordance with the disclosure guidance and transparency rules sourcebook of the UK’s Financial Conduct Authority. They do not include all of the information required for full annual financial statements, and should be read in conjunction with the consolidated financial statements of the Group for the year ended 31 March 2018.

The accounting policies, presentation and methods of computation used in this condensed set of financial statements are consistent with those applied in the Group’s latest annual audited financial statements for the year ended 31 March 2018.

In the preparation of the interim management report, comparative amounts have been restated to reflect the following:
●
The separate presentation of discontinued operations in the condensed consolidated income statement due to the disposal of the Letica Foodservice line of business, disposed of on the 30 September 2018, and the European injection moulding automotive and Bridge of Allan lines of business classified as assets held for sale during the year.

●	The provisional Astrapak acquisition accounting has been finalised and hindsight adjustments made to goodwill and fixed assets. These have been adjusted for in the 30 September 2017 balance sheets.

Estimates

The preparation of the condensed financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these condensed financial statements, the significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the financial statements as at and for the year ended 31 March 2018.

New Standards and Interpretations

The Group has adopted both IFRS 9 – Financial Instruments and IFRS 15 – Revenue from Contracts with Customers from 1 April 2018 and the results contained within the condensed financial statements are reported in line with these standards.

IFRS 9 – Financial instruments

IFRS 9 has been adopted in this set of financial statements. As indicated in the Group’s annual report and accounts for the year ended 31 March 2018, the impact of this standard is not material. The additional disclosures required by the standard will be included in the annual report and accounts for the year ended 31 March 2019.

IFRS 15 – Revenue from Contracts with Customers

In line with the disclosure on this subject in the Group’s annual report and accounts for the year ended 31 March 2018, the implementation of this standard has not had a material effect on the Group’s consolidated financial statements. As a result, the ongoing impact of the standard on the Group’s consolidated financial statements will be limited to the enhanced disclosure of revenue, required by the standard, in the notes to the accounts.

The following standard is effective for annual periods beginning on or after 1 January 2019:

IFRS 16 – Leases

IFRS 16 is effective for annual periods beginning on or after 1 January 2019. It will therefore be effective in the consolidated financial statements of the Group for the year ended 31 March 2020.

IFRS 16 replaces IAS 17 - Leases and eliminates the classification of leases over 12 months in length as either operating leases or finance leases and introduces a single lessee accounting model whereby all leases are accounted for as finance leases, unless of low-value. The standard will therefore, require that the Group's leased assets are recorded within property, plant and equipment as 'right of use assets' with a corresponding lease liability which is based on the discounted value of the cash payments required under each lease. In addition, the operating lease expense will be replaced with a depreciation charge and a financing expense.

The Group’s operating lease data collection exercise is still ongoing and is due to complete towards the end of the financial year. This data will be used to model the impact across the Group.

3. Operating segments

The Group's operating segments have been derived from the structure which formed the basis of monthly management reporting. There has been aggregation of the Group's divisions or strategic business units, where there are further operational differences, into the Packaging segment due to certain common characteristics. This aggregation has been determined based on market of operation (mostly European), manufacturing or production techniques, the nature of products, profit margins earned and inputs into the production cycle. Typically, as packaging customers are global B2B and served by multiple operating segments, they are considered to be similar for the purposes of segment reporting. The remaining divisions, or where appropriate strategic business units, have been aggregated into the Non-packaging segment.

Segmental revenues and results
6 months to 30 September 2018 (unaudited)			6 months to 30 September 2017 (unaudited, restated)		12 months to 31 March 2018 (audited, restated)
	Inter-segment	External	Inter-segment	External	Inter-segment	External
	£m	£m	£m	£m	£m	£m
Revenue from continuing operations
Packaging	0.8	1,619.7	0.4	1,517.7	1.7	3,019.0
Non-packaging	9.7	272.3	8.2	252.3	18.3	519.4
Total	10.5	1,892.0	8.6	1,770.0	20.0	3,538.4

Segmental adjusted operating profit
Packaging		175.6		171.3		338.1
Non-packaging		38.7		37.4		76.2
Adjusted operating profit from continuing operations		214.3		208.7		414.3

Adjusting items in operating profit		(30.0)		(31.2)		(64.7)
Net financing costs		(30.3)		(16.3)		(39.4)
Share of profit from investment accounted for under the equity method		0.4		0.5		0.7
Profit before taxation from continuing operations		154.4		161.7		310.9
Taxation		(35.3)		(44.1)		(63.7)
Profit after taxation from continuing operations		119.1		117.6		247.2
(Loss)/profit from discontinued operations		(29.1)		4.5		6.6
Profit after taxation		90.0		122.1		253.8

The following is an analysis of the Group's revenue by origin:

	6 months to 30 September 2018	6 months to 30 September 2017	12 months to 31 March 2018
	(unaudited)	(unaudited, restated)	(audited, restated)
	£m	£m	£m
Revenue by origin
United Kingdom	429.6	432.4	840.1

Germany	331.9	280.0	581.1
France	191.4	184.6	385.6
Other Europe	518.3	505.0	995.6
Mainland Europe	1,041.6	969.6	1,962.3

North America	229.1	212.4	398.0

Rest of World	191.7	155.6	338.0
	1,892.0	1,770.0	3,538.4

4. Adjusting items
	6 months to	6 months to	12 months to
	30 September 2018	30 September 2017	31 March 2018
	(unaudited)	(unaudited, restated)	(audited, restated)
	£m	£m	£m
Adjusting items
Acquisition and disposal costs	0.9	2.1	3.9
Major integration programme costs	-	10.2	20.6
Other integration and restructuring costs	5.1	3.3	10.9
Post-acquisition remuneration charge contingent on earn-out targets	0.5	12.6	9.2
Adjustments to deferred consideration	(0.4)	(11.5)	(20.7)
Amortisation – acquired intangibles	25.5	24.8	49.6
Acquisition, integration and restructuring related costs	31.6	41.5	73.5

Insurance proceeds	-	(11.0)	(11.0)
Other adjusting items	3.2	0.7	2.2
Release of contract provision	(4.8)	-	-
Total adjusting items in operating costs	30.0	31.2	64.7

Adjusting items in net financing costs	4.5	0.6	3.5

Adjusting taxation
Adjustments in relation to US Tax reforms	-	-	(11.1)
Tax effect of adjusting items	(8.1)	(4.7)	(17.0)
Total adjusting items in taxation	(8.1)	(4.7)	(28.1)

Adjusting items are those items which, due to their materiality, nature or infrequency, could distort an assessment of underlying business performance.

Acquisition costs include the transactional acquisition costs of Nordfolien, PLASgran and Spec Group. Other restructuring costs includes the continued rebuild of the Group’s Belgian footprint following the fire at Eke in 2017 and other integration and restructuring costs.

Other adjusting items include a release of a £4.8m out of market contract provision in Hefei, China, which is no longer required following improvements in productivity at this growing site. This is partially offset by non-cash cancellation costs associated with employee share save schemes and other adjusting items of £3.2m.

The remuneration charge on contingent consideration includes the provision for remuneration earned by the shareholders of various acquisitions who must remain as employees of the Group for the duration of the earn-out period to qualify for the remuneration. Following the disposal of Letica Foodservices the earn out was agreed and a release of £0.4m was made.

Adjusting finance items are described in note 6.

5. Discontinued operations

On 6 June 2018 RPC Group Plc announced that it would be disposing of its Letica Foodservice, USA, and other non-core businesses, including its automotive components businesses located in Zevenaar, The Netherlands, and Rongu, Estonia, and its spirits closure business in Bridge of Allan, Scotland.

During the period the Group sold the Letica Foodservice business for a profit of £19.2m.

The assets and associated liabilities of the remaining businesses were transferred to assets held for sale to be held as a disposal group in June 2018, when they met the criteria to be classified as held for sale per IFRS 5.

In line with IFRS 5, the profit / (loss) after tax of the businesses disposed of in the period and those held for sale have been disclosed separately on the face of the income statement as profit / (loss) from discontinued operations.

Prior period figures have been restated to present separately the above operations as discontinued. Details of the discontinued operations are as follows:

	6 months to	6 months to	12 months to
	30 September 2018	30 September 2017	31 March 2018
	(unaudited)	(unaudited)	(audited)
	£m	£m	£m

Revenue	104.9	105.7	209.3
Operating costs	(107.6)	(99.7)	(198.6)
Adjusted operating (loss)/profit	(2.7)	6.0	10.7

Interest and other non-operating costs	(0.9)	(1.5)	(5.0)
Impairment related to discontinued businesses	(37.1)	-	-
Profit on disposal of discontinued businesses	19.2	-	-
(Loss)/profit on discontinued operations before tax	(21.5)	4.5	5.7

Taxation on discontinued operations	(7.6)	-	0.9

(Loss)/profit on discontinued operations after tax	(29.1)	4.5	6.6

The tax charge on discontinued operations of £7.6m (2017: £nil) reflects the related tax impacts, including a one-off tax liability arising on the disposal of the Letica Foodservice business.

The loss per share from discontinued operations was 7.1p (30 Sep 2017: earnings per share of 1.1p; 31 March 2018: earnings per share of 1.6p).

	6 months to	6 months to	12 months to
	30 September 2018	30 September 2017	31 March 2018
	(unaudited)	(unaudited)	(audited)
	£m	£m	£m

Net cash flows from operating activities	(3.0)	7.0	10.8
Net cash flows from investing activities	68.6	(5.1)	(9.8)
Net cash flows from financing activities	5.3	(1.8)	(0.2)
Net increase in cash and cash equivalents	70.9	0.1	0.8

6. Net financing costs
	6 months to 30 September 2018 (unaudited)	6 months to 30 September 2017 (unaudited, restated)	12 months to 31 March 2018 (audited, restated)
	£m	£m	£m

Net interest payable	25.8	15.7	35.9
Mark to market gains on foreign currency hedging instruments	(6.6)	(9.1)	(9.9)
Fair value adjustment to borrowings	6.6	9.1	9.9
Adjusting finance costs	4.5	0.6	3.5
	30.3	16.3	39.4

Adjusting finance costs of £4.5m primarily comprise of defined benefit pension interest charges of £1.7m (30 Sep 2017: £2.8m; 31 March 2018: £5.7m) and £2.4m of exchange losses on contingent consideration (30 Sep 2017: gain £1.9m; 31 March 2018: gain £2.1m).

7. Taxation

A taxation charge of £35.3m (2017: £44.1m) has been made in the half year to 30 September 2018 in respect of the profit before taxation from continuing operations of £154.4m (2017: £161.7m), based on the Group tax rate expected for the full year applied to the pre-tax income for the six month period.

The adjusted Group tax rate for continuing operations is 23.0% compared with 24.2% for the period ended 31 March 2018 and 25.2% for the period ended 30 September 2017.

The tax credit applied to adjusting items was 23.5% (30 Sep 2017: 14.8%, 31 March 2018: 41.3%). The low rate of tax relief for adjusting items in the prior year was driven by a number of items for which no tax relief is available, primarily relating to acquisition related costs and remuneration charges on deferred consideration.

Taxation relating to the non-core operations was £7.6m (tax charge) (2017: £nil). This reflects the tax impacts of the discontinued operations, including the tax liability arising on the disposal of the Letica Foodservice business.
8. Earnings per share

Basic and adjusted basic earnings per share

Basic earnings per share has been computed using profit after taxation for the period attributable to equity shareholders and the weighted average number of shares in issue during the period. Adjusted basic earnings per share deducts total adjusting items from profit after taxation attributable to equity shareholders. Basic and adjusted earnings per share use the same weighted average number of shares which excludes shares held by the Employee Benefit Trust to satisfy future awards in respect of incentive arrangements.

Diluted earnings per share
	6 months to 30 September 2018 (unaudited)		6 months to 30 September 2017 (unaudited, restated)		12 months to 31 March 2018 (audited, restated)
Profit after taxation attributable to equity shareholders (£m)	89.8		122.1		253.4
Loss / (profit) from discontinued operations attributable to equity shareholders (£m)	29.1		(4.5)		(6.6)
Profit after taxation from continuing operations	118.9		117.6		246.8

Weighted average number of shares	410,993,029		413,529,183		411,526,669
Basic earnings per share	21.8	p	29.5	p	61.6	p
Basic earnings per share from continuing operations	28.9	p	28.4	p	60.0	p

Diluted earnings per share is basic earnings per share after allowing for the dilutive effect of the conversion into ordinary shares of the weighted average number of options outstanding during the period.

	6 months to 30 September 2018 (unaudited)		6 months to 30 September 2017 (unaudited, restated)		12 months to 31 March 2018 (audited, restated)
Weighted average number of shares (basic)	410,993,029		413,529,183		411,526,669
Effect of share options in issue	1,453,538		2,456,521		2,066,687
Weighted average number of shares (diluted)	412,446,567		415,985,704		413,593,356
Diluted earnings per share	21.8	p	29.4	p	61.3	p
Diluted earnings per share from continuing operations	28.8	p	28.3	p	59.7	p

9. Dividends

	6 months to	6 months to	12 months to
	30 September	30 September	31 March
	2018	2017	2018
	(unaudited)	(unaudited)	(audited)
Dividends on ordinary shares:	£m	£m	£m

Final for 2017/18 paid of 20.2p per share	81.8	-	-
Interim for 2017/18 paid of 7.8p per share	-	-	31.9
Final for 2016/17 paid of 17.9p per share	-	73.9	73.9
	81.8	73.9	105.8

A final dividend of 20.2p per share was paid on 31 August 2018 in respect of the year ended 31 March 2018 with a cost of £81.8m.

An interim dividend of 8.1p has been proposed in respect of the period ended 30 September 2018 at an estimated cost of £32.9m. This dividend will be paid on 25 January 2019 to ordinary shareholders on the register at 28 December 2018.

10. Non-current assets

	Goodwill	Acquired intangible assets	Other intangible assets	Property, plant and equipment
	(unaudited)	(unaudited)	(unaudited)	(unaudited) £m
	£m	£m	£m
At 1 April 2018	1,575.7	314.7	9.5	1,357.1
Additions	-	-	2.2	113.3
Disposals	(15.0)	(3.5)	(0.1)	(25.4)
Acquisitions (note 17)	33.0	13.7	0.3	39.8
Depreciation and amortisation	-	(25.7)	(1.9)	(84.2)
Impairment on discontinued operations	(14.9)	(2.6)	-	-
Transfer to assets held for sale	-	-	-	(38.5)
Exchange differences	40.1	8.4	1.3	20.3
At 30 September 2018	1,618.9	305.0	11.3	1,382.4

11. Assets held for sale

	Assets	Liabilities	Total
	(unaudited) £m	(unaudited) £m	(unaudited) £m

At 1 April 2018	6.3	-	6.3
Disposals	(3.9)	-	(3.9)
Transfer to property, plant and equipment	(2.4)	-	(2.4)
Transfer from current assets, current liabilities and non-current assets	80.8	(34.2)	46.6
Impairment	(19.6)	-	(19.6)
At 30 September 2018	61.2	(34.2)	27.0

During the period the Group transferred £46.6m of assets and liabilities for the Bridge of Allan and European injection moulding businesses into assets held for sale. These were subsequently impaired to £27.0m, which represents management’s best estimate of their net realisable value.

12. Employee benefits

The liability recognised in the Condensed consolidated balance sheet for long-term employee benefits and the movement in retirement benefit obligations was:

	30 September	30 September	31 March
	2018	2017	2018
	(unaudited)	(unaudited)	(audited)
	£m	£m	£m

Retirement benefit obligations at 1 April	192.9	251.6	251.6
Net liabilities on acquisition	2.4	-	-
Total expense charged to the income statement	5.4	5.4	11.8
Actuarial re-measurement recognised in the Consolidated statement of comprehensive income	(29.2)	(13.6)	(54.4)
Contributions and benefits paid	(10.0)	(9.7)	(17.8)
Exchange differences	1.4	2.7	1.7
Retirement benefit obligations at 30 September/ 31 March	162.9	236.4	192.9

Termination benefits	0.6	0.7	0.7
Other long-term employee benefit liabilities	3.1	3.6	3.3
Employee benefits due after more than one year	166.6	240.7	196.9

The defined benefit obligation for employee pensions and similar benefits as at 30 September 2018 have been re-measured based on the disclosures as at 31 March 2018, the previous balance sheet date. The results have been adjusted by allowing for the updated IAS 19 financial assumptions and rolling forward the liabilities to 30 September 2018 using actual cash flows for the six month period.

The defined benefit plan assets have been updated to reflect their market value as at 30 September 2018. Differences between the actual and expected return on assets and the impact of changes in actuarial assumptions and experience gains and losses on liabilities have been recognised in the Condensed consolidated statement of comprehensive income.

The employee benefit obligations at the half year decreased from £192.9m to £162.9m. The decrease was as a result of a 0.3% increase in the discount rate to 2.9% (31 March 2018: 2.6%) offset by a reduction in the inflation assumption of 0.1%, resulting in actuarial gains of £29.2m in the main UK defined benefit schemes.

13. Deferred and contingent consideration

	Deferred and contingent consideration	Post-acquisition remuneration	Total
	£m	£m	£m

At 1 April 2018	18.7	18.6	37.3
Arising in the period	1.5	0.5	2.0
Unwind of discount	0.1	-	0.1
Released in the period	-	(0.4)	(0.4)
Utilised in the period	-	(3.4)	(3.4)
Exchange differences	1.4	1.4	2.8
At 30 September 2018	21.7	16.7	38.4

Current at 30 September 2018	20.9	16.7	37.6
Non-current at 30 September 2018	0.8	-	0.8
Total	21.7	16.7	38.4

Current at 30 September 2017	25.9	13.4	39.3
Non-current at 30 September 2017	-	11.7	11.7
Total	25.9	25.1	51.0

Current at 31 March 2018	18.7	11.7	30.4
Non-current at 31 March 2018	-	6.9	6.9
Total	18.7	18.6	37.3

Deferred and contingent consideration comprised contingent consideration payable relating to the acquisition of Ace and deferred consideration totalling £1.5m, recognised during the period, in relation to the PLASgran Limited and Spec Group acquisitions. Post-acquisition remuneration relates to amounts payable to the vendors of Ace, Letica, Amber Plastics and Synergy who remain in employment. Amounts are initially measured at fair value and subsequently revalued at each period end based on observable changes in facts and circumstances.

During the period post-acquisition remuneration was paid out in relation to Strata, £3.0m, and Amber Plastics, £0.4m.

A release of £0.4m occurred in relation to post-acquisition remuneration payable on the Letica acquisition to bring the total provision in line with the projected pay out.

Contingent consideration and post-acquisition remuneration liabilities relating to the Ace acquisition are denominated in US dollars but held in a UK sterling functional currency company. Accordingly, the foreign exchange revaluation of £2.4m is recorded in the Group income statement in the line item ‘Adjusting financing costs’. Post-acquisition remuneration liabilities relating to other acquisitions (Letica, Amber Plastics and Synergy) is held in companies whose functional currency is consistent with the liability.

14. Provisions and other liabilities

	Termination and restructuring provisions	Contract provisions	Environmental and Health and Safety	Legal related	Other	Total
	£m	£m	£m	£m	£m	£m

At 1 April 2018	7.3	14.1	13.6	8.5	9.8	53.3
Acquired in the period (note 17)	-	4.3	0.5	0.2	0.3	5.3
Provided in the period	0.1	-	-	-	1.9	2.0
Utilised in the period	(3.2)	(5.3)	(2.6)	(3.3)	(1.9)	(16.3)
Released in the period to adjusting items	-	(4.8)	-	-	-	(4.8)
Exchange differences	-	0.1	0.5	0.1	0.1	0.8
Total	4.2	8.4	12.0	5.5	10.2	40.3
Current at 30 September 2018	3.5	4.5	-	0.1	6.5	14.6
Non-current at 30 September 2018	0.7	3.9	12.0	5.4	3.7	25.7
Total	4.2	8.4	12.0	5.5	10.2	40.3

Current at 30 September 2017	10.0	14.2	-	1.1	8.8	34.1
Non-current at 30 September 2017	1.1	12.6	14.9	13.1	4.2	45.9
Total	11.1	26.8	14.9	14.2	13.0	80.0

Current at 31 March 2018	6.5	6.0	-	0.1	5.5	18.1
Non-current at 31 March 2018	0.8	8.1	13.6	8.4	4.3	35.2
Total	7.3	14.1	13.6	8.5	9.8	53.3

Termination and restructuring provisions relate to the integration, closure and restructuring of certain activities detailed further in note 4.

Contract provisions are primarily adjustments relating to recent acquisitions and represent mainly out-of-market contract adjustments. Of the Contract provisions £4.5m are expected to be utilised within the next 12 months.

The contract provision released during the period of £4.8m was released as management had identified, as part of their periodic contract provision review, that it was no longer required. As the identified provision was outside of the hindsight period the release was made to the income statement as an adjusting item.

Environmental and Health & Safety, and Legal related provisions are also primarily adjustments relating to recent acquisitions and represent either provisions for environmental rectification, the cost of required procedures to bring the acquisition in line with the Group Health & Safety standards, or legal claims and other legal matters arising out of contractual obligations. These provision are provided for at their estimated settlement value and will be utilised as claims are resolved.

Other provisions comprise other contractual and constructive obligations around the Group, none of which are individually material.

15. Fair values of financial assets and liabilities

30 September 2018			30 September 2017		31 March 2018
(unaudited)			(unaudited, restated)		(audited, restated)
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
	£m	£m	£m	£m	£m	£m

Cash and cash equivalents	324.2	324.2	319.6	319.6	186.5	186.5
Trade receivables and other debtors	676.3	676.3	635.4	635.4	663.6	663.6
Bank loans and overdrafts	(141.1)	(141.1)	(95.6)	(95.6)	(167.7)	(167.7)
Trade and other payables	(946.2)	(946.2)	(916.8)	(916.8)	(948.8)	(948.8)
Deferred and contingent consideration	(38.4)	(38.4)	(51.0)	(51.0)	(37.3)	(37.3)
Primary financial instruments held to finance the Group’s operations:
Long-term borrowings	(1,389.3)	(1,393.7)	(1,324.4)	(1,331.3)	(1,174.4)	(1,180.8)
Derivative financial instruments held to manage the interest rate profile:
Interest rate swaps	(0.4)	(0.4)	(0.3)	(0.3)	(2.5)	(2.5)
Derivative financial instruments held to manage foreign currency exposures and the interest rate profile:
Cross currency interest rate swaps	29.5	29.5	30.5	30.5	19.4	19.4

All financial instruments carried at fair value within the Group are financial derivatives and are all categorised as Level 2 instruments. Level 2 fair values for these derivatives are calculated using observable inputs, either directly or indirectly. The fair value of the USPP is estimated by discounting expected future cash flows. Contingent consideration and acquisition remuneration is held at fair value which is estimated based on latest forecasts.

16.         Share capital

During the period, the Company acquired 2,241,608 shares at an average price of 758p as part of its share buyback programme announced on 19 July 2017. These shares, with a combined nominal value of £0.1m, were bought back and subsequently cancelled during the period, giving rise to a capital redemption reserve of an equivalent amount as required by the Companies Act 2006. The aggregate consideration paid was £17.0m and is reflected in retained earnings.

17.  Business combinations

Acquisitions

During the period the Group acquired 100% of the share capital of the following businesses:

Name	Date	Description
Nordfolien GmbH	30 April 2018	Specialist in flexible industrial packaging, serving the construction, chemicals, horticulture, and industrial food sectors.
Spec Group	1 August 2018	Manufacturer of rigid plastic containers and closures, and designer and manufacturer of tools used in the plastic container and closure manufacturing process.
PLASgran Limited	13 August 2018	Recycler of post-consumer and post-industrial packaging waste to supply high quality plastic regrinds and compounds to customer specification.

The purchases have been accounted for as business combinations. The provisional fair value amounts recognised in respect of the identifiable assets acquired and liabilities assumed are as set out in the table below:

		Nordfolien	Spec Group	PLASgran	Total
					(unaudited)
		£m	£m	£m	£m
Note
Intangible assets		7.5	-	6.5	14.0
Property, plant and equipment		27.5	3.4	8.9	39.8
Inventories		21.1	0.1	2.1	23.3
Trade and other receivables		8.3	0.4	3.6	12.3
Trade and other payables		(19.3)	(0.8)	(4.2)	(24.3)
Provisions		(5.0)	(0.1)	(0.2)	(5.3)
Net pension liability		(2.4)	-	-	(2.4)
Taxes		(0.3)	(0.4)	(1.0)	(1.7)
Net debt		(16.9)	(0.5)	0.7	(16.7)
Total identifiable assets		20.5	2.1	16.4	39.0
Goodwill	10	12.0	2.3	18.7	33.0
Consideration		32.5	4.4	35.1	72.0

Consideration comprised cash of £70.5m and deferred consideration of £1.5m.

The goodwill recognised above includes certain intangible assets that cannot be separately identified and measured due to their nature. This includes control over the acquired business, the skills and experience of the assembled workforce and procurement and efficiency synergies.

The acquisitions made during the period contributed revenue of £53.5m and adjusted operating profit of £2.4m to the post acquisition period result of the Group. If the acquisitions had taken place on 1 April 2018 they would have contributed revenue of £75.9m and adjusted operating profit of £3.4m to the period result of the Group.

Prior year acquisitions
As permitted during the hindsight period of up to 12 months after acquisition, the fair values of the assets and liabilities of Astrapak Limited have been reconsidered. As a result of this an additional £0.5m impairment was made to production equipment based on the comparison of NBV to machine valuations that were not available at the time of acquisition. No other fair value adjustments were made.

Disposals
On 6 June 2018 RPC Group Plc announced that it would be disposing of its Letica Foodservice, USA, and other non-core businesses, including its automotive components businesses located in Zevenaar, The Netherlands, and Rongu, Estonia, and its spirits closure business in Bridge of Allan, Scotland.

During the period, the Group sold the Letica Foodservice business for a profit of £19.2m.

The assets and associated liabilities of the remaining businesses were transferred to assets held for sale to be held as a disposal group in June 2018, when they met the criteria to be classified as held for sale per IFRS 5.

18. Contingent liabilities

There were no significant changes to the contingent liabilities reported at 31 March 2018 for the Group.

19. Exchange rates

The main exchange rates to UK Sterling used during the reporting period and comparative periods were as follows:

	30 September 2018		30 September 2017		31 March 2018
	Closing rate	Period average rate	Closing rate	Period average rate	Closing rate	Period average rate
EUR	€1.13	€1.13	€1.13	€1.14	€1.14	€1.13
USD	$1.30	$1.33	$1.34	$1.29	$1.41	$1.33

20. Related party transactions

There are no additional significant related party transactions other than those disclosed in note 29 of the annual report and accounts for the year ended 31 March 2018.